Exhibit 99(c)(2)

Newater Technology, Inc. Fairness Analysis Presented to the Special Committee of Independent Directors September 29, 2020 The information contained herein is of a confidential nature and is intended for the use of the persons or firm to whom it is furnished by us. Reproduction, publication, or dissemination of any portion hereof may not be made without prior approval of Duff & Phelps, LLC and its affiliates.

Duff & Phelps Disclaimer 2 • The following pages contain materials that are being provided by Duff & Phelps, LLC (“ Duff & Phelps ”) to the special committee of independent directors (the “ Special Committee ”) of the board of directors (the “ Board of Directors ”) (solely in its capacity as the Special Committee) of Newater Technology, Inc . (“ Newater ” or the “ Company ”) in the context of a meeting of the Special Committee held to consider the Proposed Transaction (as defined herein) . • The accompanying materials are, and any Opinion (as defined herein) will be, compiled and presented on a confidential basis, solely for the use and benefit of the Special Committee in connection with its evaluation of the Proposed Transaction and may not be, in whole or in part, distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps or as otherwise provided in the engagement letter among Duff & Phelps, the Company, and the Special Committee . • Because these materials were prepared for use in the context of an oral presentation to the Special Committee, whose members are familiar with the business and affairs of the Company, neither Duff & Phelps nor any of its respective legal or financial advisors or accountants, take any responsibility for the accuracy or completeness of any of the accompanying materials if used by persons other than the Special Committee . • These materials are not intended to represent an Opinion and shall not be treated, construed, used or relied upon in any way as an Opinion . These materials are intended to serve as discussion materials for the Special Committee and as a summary of the basis upon which Duff & Phelps may render an Opinion, and are incomplete without reference to, and should be viewed solely in conjunction with, the discussion between Duff & Phelps and the Special Committee . • The accompanying material does not, and any Opinion provided by Duff & Phelps would not : (i) address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction ; (ii) constitute a recommendation as to how the Special Committee, the Board of Directors or any other person including security holders of the Company should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction ; or (iii) create any fiduciary duty on the part of Duff & Phelps to any party . • The information utilized in preparing this presentation was obtained from the Company and from public sources under the assumption that they are complete and accurate as of the date of provision . Duff & Phelps did not independently verify such information . Any estimates and forecasts contained herein have been prepared by or are based on discussions with the management of the Company and its principal operating company, Yantai Jinzheng Eco - Technology Co . , Ltd . (collectively the “ Management of the Company ”), and involve numerous and significant subjective determinations, which may or may not prove to be correct . No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past or the future . • No selected company or selected transaction used in our analysis is directly comparable to the Company or the Proposed Transaction.

Table of Contents 3 1. Introduction and Transaction Overview 2. Valuation Analysis – Discounted Cash Flow Analysis – Selected Public Companies / M&A Transactions Analysis

Introduction and Transaction Overview Section 01

Introduction and Transaction Overview 5 The Engagement • Duff & Phelps was retained by the Company to serve as independent financial advisor to the Special Committee (solely in its capacity as such). • Specifically, Duff & Phelps has been asked to provide an opinion (the “ Opinion ”) as to the fairness, from a financial point of view, to the holders of common shares, par value US $ 0 . 001 per share, of the Company (each, a “ Share ” or, collectively, the “ Shares ”), other than the Excluded Shares (as defined below), of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares other than in its capacity as a holder of Shares) . The Proposed Transaction • It is Duff & Phelps’ understanding that the Company, Crouching Tiger Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“ Parent ”), and Green Forest Holding Limited, a company with limited liability incorporated under the laws of the British Virgin Islands and a wholly - owned subsidiary of Parent (“ Merger Sub ”), propose to enter into an Agreement and Plan of Merger (the “ Merger Agreement ”), dated as of the date hereof, the latest draft of which Duff & Phelps has reviewed is dated September 29 , 2020 . • Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company, whereupon Merger Sub will cease to exist, with the Company surviving the merger and becoming a wholly - owned subsidiary of Parent . In connection with such merger, each Share issued and outstanding (other than the Excluded Shares) shall be cancelled in exchange for the right to receive US $ 3 . 65 in cash per Share without interest (the “ Merger Consideration ”) (collectively, the “ Proposed Transaction ”) . • The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement. • For purposes of the Opinion, (i) “ Excluded Shares ” shall mean, collectively, (a) the Rollover Shares, (b) the Dissenting Shares and (c) Shares (if any) owned by the Company or any direct or indirect Wholly - Owned Subsidiaries of the Company (or held in the Company’s treasury); and (ii) “ Rollover Shares ”, “ Dissenting Shares ” and “ Wholly - Owned Subsidiaries ” shall have the meanings set forth in the Merger Agreement.

Introduction and Transaction Overview 6 Scope of Analysis Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances . Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular . Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its analysis included, but were not limited to, the items summarized below : 1. Reviewed the following documents : - The Company’s audited financial statements for the years ended December 31 , 2015 and December 31 , 2016 included in the Company’s Form F - 1 filed with the Securities and Exchange Commission (“ SEC ”), the Company’s annual reports and audited financial statements on Form 20 - F filed with the SEC for the years ended December 31 , 2017 through December 31 , 2019 and the Company’s unaudited interim financial statements for the six months ended June 30 , 2018 and June 30 , 2019 included in the Company’s Form 6 - K filed with the SEC ; - The Company’s unaudited interim financial statements for the five months ended May 31 , 2019 and May 31 , 2020 , provided by the Management of the Company ; - Unaudited segment financial information for the Company for the years ended December 31 , 2015 through December 31 , 2019 , for the six months ended June 30 , 2018 and June 30 , 2019 , and for the five months ended May 31 , 2019 and May 31 , 2020 , provided by the Management of the Company ; - A detailed financial projection model for the Company for the years ended December 31 , 2020 through December 31 , 2025 , prepared and provided to Duff & Phelps by the Management of the Company, upon which Duff & Phelps has relied, with the Company’s and the Special Committee’s consent, in performing its analysis (collectively, the “ Management Projections ”) ; - Other internal documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company, provided to Duff & Phelps by the Management of the Company ; - Letters dated September 28 , 2020 from the Management of the Company, which made certain representations as to the historical financial statements of the Company and the Management Projections and the underlying assumptions of such projections (the “ Management Representation Letters ”) ; and - Documents related to the Proposed Transaction, including a draft of the Merger Agreement dated September 29 , 2020 ; 1. Discussed the information referred to above and the background and other elements of the Proposed Transaction with the Management of the Company ; 2. Discussed with the Management of the Company its plans and intentions with respect to the management and operation of the Company’s business ; 3. Reviewed the historical trading price and trading volume of the Shares and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant; 4. Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a di scounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant; and 5. Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate .

Introduction and Transaction Overview Ownership Summary Notes: (1) Li, Yuebiao holds the shares through Tigerwind Group Limited. Source: Company filings, SEC filings, Capital IQ, the Management of the Company Fully Diluted Ownership Newater Technology, Inc. - Ownership % of Current Shareholders Common Shares Ownership Public Investors and Others Buyer Group 54 . 9 % Li, Yuebiao (CEO & Chairman) (1) 2 , 900 , 00 0 26.8% Zhang, Zhuo (CFO & Vice Chairman) 1 , 900 , 00 0 17.6% Buyer Group 4 , 800 , 00 0 44.4% Institutional Investors Institutional Investors 0.7% Gesiuris Asset Management, SGIIC, S.A. 43 , 07 9 0.4% State Street Global Advisors, Inc. 18 , 87 1 0.2% Renaissance Technologies Corp. 14 , 80 0 0.1% Institutional Investors 76 , 75 0 0.7% Public Investors and Others 5 , 932 , 25 0 54.9% Buyer Group 44.4% Total Shares Outstanding 10 , 809 , 00 0 100.0% RSUs & Options In - the - Money at Offer Price 0 0.0% Fully Diluted Shares Outstanding at Offer Price 10 , 809 , 00 0 100.0% 7

Introduction and Transaction Overview

Trading Analysis

Newater Technology, Inc. - Trading History

September 25, 2019 to September 25, 2020

Offer Price Premium Relative to:		
Current (9/25/20)	$3.44	6.0%
One Day Prior	$2.12	72.1%
30- Day VWAP [(1)]	$2.22	64.2%
60- Day VWAP [(1)]	$2.33	56.6%
90- Day VWAP [(1)]	$3.56	2.7%



Share Price
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Volume (thousands)
1,000
900
800
700
600
500
400
300
200
100
0
9/25/19
10/25/19
11/25/19
12/25/19
1/25/20
2/25/20
3/25/20
4/25/20
5/25/20
6/25/20
7/25/20
8/25/20
9/25/20
December 23, 2019
Newater reported H1'19 earnings results. The Company reported revenue of USD8.7 million and diluted loss per share of USD0.09 for the six months ended June 30, 2019.
January 7, 2020
Newater announced that it entered into a general contract for an advanced treatment project of mine water with Yulin Yuyang Zhongneng Yuandatan Mining Co. Ltd. on December 20, 2019.
May 12, 2020
Newater received a non-binding proposal from a buyer group comprimised of Li, Yuebiao (Chairman & CEO) and Zhang, Zhuo (CFO) (together "Buyer Group") to acquire all of the outstanding shares of the Company not currently owned by the Buyer Group and their respective affiliates for USD3.1 in cash per share in a going private transaction.
June 8, 2020
Newater reported FY2019 earnings results. The Company reported revenue of USD37.6 million and diluted earnings per share of USD0.40 for FY2019.
Volume
Price
30-day Trailing VWAP
60-day Trailing VWAP
90-day Trailing VWAP
Offer

(1) Trailing Volume Weighted Average Price (VWAP) Pior to Offer at May 12, 2020.

Newater Technology, Inc. Historical Trading Metrics

(in thousands, except per Share)

During one year prior to Offer		*Post Offer*	
Average Closing Price	$4.72	Average Closing Price	$3.45
High	$7.43	High	$4.56
Low	$1.40	Low	$2.47
Average Volume	4.7	Average Volume	10.6
% of Shares Issued and Outstanding	0.0%	% of Shares Issued and Outstanding	0.1%
% of Float	0.1%	% of Float	0.2%

Source: Capital IQ, Company filings, SEC filings

8

DUFF & PHELPS

Introduction and Transaction Overview 9 Proposed Transaction (1) Includes 20% equity interest in Yantai Hengqingyuan Eco - Technology Co., Ltd. and 40% equity interest in Yantai Jincai Eco - Technology Co., Ltd. (2) Includes payables for prior purchases of property, plant and equipment. Note: Balance sheet data and LTM as of May 31, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non - recurring income and expenses. Newater Technology, Inc. - Implied Multiples (USD in millions, except per Share data) Fully Diluted Shares Issued and Outstanding (millions) 10.8 Offer $3.65 Implied Common Equity Value $39 . 5 Less: Cash ( 11 . 2 ) Plus: Working Capital Deficit 12 . 6 Less: Due from related parties ( 0 . 0 ) Less: Deposit on loan agreement ( 0 . 7 ) Less: Long - term investments (1) ( 6 . 0 ) Plus: Loans due within one year 11 . 7 Plus: Long term loans 0 . 1 Plus: Other payables (2) 1 . 6 Implied Enterprise Value $47 . 6 Implied Offer Multiples: EV / LTM EBITDA EV / 2020 EBITDA EV / 2021 EBITDA EV / 2022 EBITDA $8 . 5 $7 . 8 $8 . 5 $8 . 7 5 . 6 x 6 . 2 x 5 . 6 x 5 . 3 x EV / LTM EBIT EV / 2020 EBIT EV / 2021 EBIT EV / 2022 EBIT $6 . 7 $5 . 9 $6 . 2 $6 . 2 7 . 1 x 8 . 1 x 7 . 6 x 7 . 4 x EV / LTM Revenue $38 . 4 1 . 24 x Newater Technology, Inc. - Offer Price Premium Relative To Share Implied Price Premium Share price as of 9/25/20 $3 . 4 4 6 . 0 % One - day prior (5/11/20) $2 . 1 2 72 . 1 % One - week prior (5/5/20) $2 . 2 8 60 . 1% 30 - days trailing VWAP prior to May 12, 2020 $2 . 2 2 64 . 2% 60 - days trailing VWAP prior to May 12, 2020 $2 . 3 3 56 . 6% 90 - days trailing VWAP prior to May 12, 2020 $3 . 5 6 2 . 7 % Offer Price $3 . 6 5 Source: Capital IQ and SEC filings

Introduction and Transaction Overview Valuation Summary 10 (1) Includes 20% equity interest in Yantai Hengqingyuan Eco - Technology Co., Ltd. and 40% equity interest in Yantai Jincai Eco - Technology Co., Ltd. (2) Includes payables for prior purchases of property, plant and equipment. Note: Balance sheet data and LTM as of May 31, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non - recurring income and expenses. Valuation Analysis Summary (RMB in thousands, except per Share values or otherwise noted) Lo w H ig h Enterprise Value Discounted Cash Flow Analysis 255 , 00 0 - 305,000 Selected Public Companies / M&A Transactions Analysis 262 , 00 0 - 317,000 Enterprise Value 㻃 259 , 00 0 - 㻃 311 , 00 0 Plus: Cash and Restricted Cash 76 , 09 4 - 76,094 Less: Working Capital Deficit ( 8 6 , 000 ) - ( 8 6 , 000 ) Plus: Due from Related Parties 16 - 16 Plus: Deposit on Loan Agreement 5 , 10 0 - 5,100 Plus: Long - term Investments (1) 40 , 88 2 - 40,882 Less: Loans Due within One Year ( 7 9 , 952 ) - ( 7 9 , 952 ) Less: Long - term Loans ( 9 28 ) - ( 9 28 ) Less: Other Payables (2) ( 1 0 , 720 ) - ( 1 0 , 720 ) Common Equity Value 㻃 203 , 49 3 - 㻃 255 , 49 3 Shares Issued and Outstanding 10 , 809 , 00 0 - 10 , 809 , 00 0 Value Per Share (RMB) 㻃 18 . 8 3 - 㻃 23.64 RMB to USD FX rate (as of 9/25/2020) 6 . 8 2 - 6.82 Offer Price Value Per Share (USD) $2 . 7 6 - $3.46 $3.65 Implied Valuation Multiples EV / LTM EBITDA 㻃 57 , 66 4 4 . 5 x - 5 . 4 x 5.6x EV / 2020 EBITDA 㻃 52 , 79 0 4 . 9 x - 5 . 9 x 6.2x EV / 2021 EBITDA 㻃 58 , 42 4 4 . 4 x - 5 . 3 x 5.6x EV / 2022 EBITDA 㻃 61 , 22 0 4 . 2 x - 5 . 1 x 5.3x EV / LTM EBIT 㻃 45 , 90 2 5 . 6 x - 6 . 8 x 7.1x EV / 2020 EBIT 㻃 40 , 32 2 6 . 4 x - 7 . 7 x 8.1x EV / 2021 EBIT 㻃 42 , 51 8 6 . 1 x - 7 . 3 x 7.6x EV / 2022 EBIT 㻃 43 , 89 7 5 . 9 x - 7 . 1 x 7.4x EV / LTM Revenue 㻃 261 , 87 7 0 . 99 x - 1 . 19 x 1.24x

Introduction and Transaction Overview Per Share Valuation Range $2 . 7 6 $2 . 8 0 $2 . 7 0 $3 . 4 6 $3 . 3 8 $2 . 0 0 $2 . 5 0 $3 . 0 0 $3 . 5 0 $4 . 0 0 $4 . 5 0 Concluded Range Selected Public Companies / M&A Transactions Analysis Discounted Cash Flow Analysis Value Per Share (USD) $3.65 Offer Price $3 . 5 5 11

Valuation Analysis Section 02

Valuation Analysis Historical and Projected Financial Performance Historical and Projected Financial Performance (RMB in thousands) Y TD Y TD LTM Management Projections ' 19 - ' 2 5 2015A 2016A 2017A 2018A 2019A 5 / 31 / 201 9 5 / 31 / 202 0 5 / 31 / 202 0 2020P 2021P 2022P 2023P 2024P 2025P CA G R Net Revenue - Products 㻃 22 , 52 2 㻃 60 , 79 3 㻃 27 , 03 4 㻃 11 , 19 8 㻃 20 , 36 9 㻃 1 , 35 6 㻃 15 , 03 0 㻃 34 , 04 4 㻃 27 , 02 0 㻃 29 , 72 2 㻃 32 , 10 0 㻃 34 , 34 7 㻃 36 , 40 8 㻃 38 , 22 9 11 . 1 % Growth NA 169 . 9% ( 55 . 5% ) ( 58 . 6% ) 81 . 9 % NM 32 . 7% 10 . 0% 8 . 0% 7 . 0% 6 . 0% 5 . 0 % Net Revenue - Projects 㻃 20 , 94 4 㻃 20 , 79 5 㻃 90 , 16 0 㻃 178 , 49 6 㻃 206 , 99 2 㻃 26 , 33 8 㻃 7 , 64 1 㻃 188 , 29 5 㻃 220 , 00 0 㻃 236 , 28 0 㻃 251 , 63 8 㻃 265 , 22 7 㻃 277 , 16 2 㻃 288 , 24 8 5 . 7 % Growth NA ( 0 . 7% ) 333 . 6% 98 . 0% 16 . 0% ( 71 . 0% ) 6 . 3% 7 . 4% 6 . 5% 5 . 4% 4 . 5% 4 . 0 % Net Revenue - Services 㻃 0 㻃 0 㻃 54 , 02 4 㻃 121 , 46 2 㻃 32 , 17 0 㻃 18 , 04 5 㻃 25 , 41 4 㻃 39 , 53 8 㻃 38 , 61 6 㻃 44 , 79 4 㻃 50 , 61 7 㻃 55 , 67 9 㻃 60 , 13 4 㻃 63 , 74 2 12 . 1 % Growth NA NM NM 124 . 8% ( 73 . 5% ) 40 . 8% 20 . 0% 16 . 0% 13 . 0% 10 . 0% 8 . 0% 6 . 0 % Total Net Revenue 㻃 43 , 46 6 㻃 81 , 58 8 㻃 171 , 21 9 㻃 311 , 15 5 㻃 259 , 53 1 㻃 45 , 73 9 㻃 48 , 08 5 㻃 261 , 87 7 㻃 285 , 63 6 㻃 310 , 79 7 㻃 334 , 35 6 㻃 355 , 25 3 㻃 373 , 70 4 㻃 390 , 21 8 7 . 0 % Growth NA 87 . 7% 109 . 9% 81 . 7% ( 16 . 6% ) 5 . 1% 10 . 1% 8 . 8% 7 . 6% 6 . 2% 5 . 2% 4 . 4 % Gross Profit 㻃 20 , 36 2 㻃 31 , 05 4 㻃 55 , 88 4 㻃 140 , 45 4 㻃 116 , 50 6 㻃 26 , 21 1 㻃 24 , 20 7 㻃 114 , 50 1 㻃 118 , 88 3 㻃 133 , 40 9 㻃 142 , 98 9 㻃 151 , 51 1 㻃 159 , 03 8 㻃 165 , 86 0 6 . 1 % Margin % 46 . 8% 38 . 1% 32 . 6% 45 . 1% 44 . 9% 57 . 3% 50 . 3% 43 . 7% 41 . 6% 42 . 9% 42 . 8% 42 . 6% 42 . 6% 42 . 5 % Adjusted EBITDA 㻃 10 , 32 4 㻃 22 , 14 4 㻃 27 , 51 4 㻃 71 , 14 8 㻃 61 , 81 0 㻃 2 , 31 9 - 㻃 1 , 82 7 㻃 57 , 66 4 㻃 52 , 79 0 㻃 58 , 42 4 㻃 61 , 22 0 㻃 65 , 04 7 㻃 69 , 72 1 㻃 72 , 30 8 2 . 6 % Margin % 23 . 8% 27 . 1% 16 . 1% 22 . 9% 23 . 8% 5 . 1% ( 3 . 8% ) 22 . 0% 18 . 5% 18 . 8% 18 . 3% 18 . 3% 18 . 7% 18 . 5 % Growth 114 . 5% 24 . 3% 158 . 6% ( 13 . 1% ) ( 95 . 4% ) NM ( 14 . 6% ) 10 . 7% 4 . 8% 6 . 3% 7 . 2% 3 . 7 % Adjusted EBIT 㻃 9 , 78 6 㻃 20 , 89 7 㻃 25 , 93 6 㻃 67 , 45 5 㻃 51 , 10 9 - 㻃 272 - 㻃 5 , 47 8 㻃 45 , 90 2 㻃 40 , 32 2 㻃 42 , 51 8 㻃 43 , 89 7 㻃 47 , 31 8 㻃 51 , 67 1 㻃 53 , 91 7 0 . 9 % Margin % 22 . 5% 25 . 6% 15 . 1% 21 . 7% 19 . 7% ( 0 . 6% ) ( 11 . 4% ) 17 . 5% 14 . 1% 13 . 7% 13 . 1% 13 . 3% 13 . 8% 13 . 8 % Growth 113 . 5% 24 . 1% 160 . 1% ( 24 . 2% ) NM NM ( 21 . 1% ) 5 . 4% 3 . 2% 7 . 8% 9 . 2% 4 . 3 % Capital Expenditures 㻃 7 , 58 9 㻃 443 㻃 60 , 32 5 㻃 53 , 89 9 㻃 36 , 59 1 㻃 7 , 95 7 㻃 7 , 36 3 㻃 35 , 99 7 㻃 14 , 50 4 㻃 14 , 91 8 㻃 16 , 04 9 㻃 17 , 05 2 㻃 17 , 93 8 㻃 18 , 73 0 % of Net Revenue 17 . 5% 0 . 5% 35 . 2% 17 . 3% 14 . 1% 17 . 4% 15 . 3% 13 . 7% 5 . 1% 4 . 8% 4 . 8% 4 . 8% 4 . 8% 4 . 8 % Net Working Capital 㻃 33 , 76 2 㻃 54 , 98 6 㻃 80 , 53 2 㻃 87 , 41 0 㻃 16 , 95 0 - 㻃 8 , 05 1 㻃 85 , 05 0 㻃 114 , 52 3 㻃 137 , 57 4 㻃 147 , 23 0 㻃 153 , 04 0 㻃 159 , 89 8 % of Net Revenue 77 . 7% 67 . 4% 47 . 0% 28 . 1% 6 . 5% ( 3 . 1% ) 29 . 8% 36 . 8% 41 . 1% 41 . 4% 41 . 0% 41 . 0 % Note: Financial performance metrics presented are adjusted to exclude public company costs and non - recurring income and expenses. Source: Company filings, the Management of the Company 13

Valuation Analysis Discounted Cash Flow Analysis – Methodology and Key Assumptions 14 Discounted Cash Flow Methodology • Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows. • Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders. • Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk. • The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles . Discounted Cash Flow Key Assumptions • Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending December 31 , 2020 through 2025 (excluding public company expenses, as provided by the Management of the Company), discussions with the Management of the Company, and a review of the Company’s historical performance and other factors t o develop the DCF analysis . • Beyond the projection period, Duff & Phelps estimated the “terminal value” using a perpetuity formula. • Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 14 . 0 % to 16 . 0% , derived from the Capital Asset Pricing Model . • The following is a summary of the Management Projections utilized in the discounted cash flow analysis: - Net revenue increases at a compound annual growth rate (“ CAGR ”) of 7.0% from 2019 to 2025. - EBITDA margin averages 18.5% from 2020 to 2025. - EBIT margin averages 13.6% from 2020 to 2025. - Capital expenditures average 4.8% of net revenue from 2020 to 2025. - Net working capital averages 38.5% of net revenue from 2020 to 2025.

Valuation Analysis DCF Analysis Summary Discounted Cash Flow Analysis (RMB in thousands) T er m in a l LTM 2020P 2021P 2022P 2023P 2024P 2025P Y ea r Net Revenue ɜ 261 , 87 7 ɜ 285 , 63 6 ɜ 310 , 79 7 ɜ 334 , 35 6 ɜ 355 , 25 3 ɜ 373 , 70 4 ɜ 390 , 21 8 ɜ 390 , 21 8 Growth 10 . 1% 8 . 8% 7 . 6% 6.2% 5 . 2% 4 . 4 % EBITDA ɜ 57 , 66 4 ɜ 52 , 79 0 ɜ 58 , 42 4 ɜ 61 , 22 0 ɜ 65 , 04 7 ɜ 69 , 72 1 ɜ 72 , 30 8 ɜ 72 , 30 8 Margin 22 . 0% 18 . 5% 18 . 8% 18 . 3% 18.3% 18 . 7% 18 . 5% 18 . 5 % Growth ( 1 4 . 6% ) 10 . 7% 4 . 8% 6.3% 7 . 2% 3 . 7% 2020 Jun. - Dec. Earnings Before Interest and Taxes 45 , 80 0 42 , 51 8 43 , 89 7 47 , 31 8 51 , 67 1 53 , 91 7 54 , 21 3 Pro Forma Taxes 2 , 25 3 ( 5 , 088 ) ( 5 , 160 ) ( 5 , 598 ) ( 6 , 211 ) ( 6 , 479 ) ( 6 , 530 ) Net Operating Profit After Tax 40 , 91 2 37 , 43 0 38 , 73 6 41 , 72 0 45 , 46 0 47 , 43 8 47 , 68 3 Depreciation 8 , 64 1 15 , 60 5 17 , 02 2 17 , 42 8 17 , 74 9 18 , 09 0 17 , 79 4 Amortization 175 301 301 301 301 301 301 Capital Expenditures ( 7 , 141 ) ( 1 4 , 918 ) ( 1 6 , 049 ) ( 1 7 , 052 ) ( 1 7 , 938 ) ( 1 8 , 730 ) ( 1 8 , 730 ) (Increase) / Decrease in Working Capital (1) ( 7 , 074 ) ( 2 9 , 472 ) ( 2 3 , 051 ) ( 9 , 656 ) ( 5 , 810 ) ( 6 , 858 ) ( 6 , 150 ) Free Cash Flow (2) ɜ 35 , 51 3 ɜ 8 , 94 5 ɜ 16 , 95 9 ɜ 32 , 74 0 ɜ 39 , 76 2 ɜ 40 , 24 0 ɜ 40 , 89 8 Enterprise Value Range Low High Terminal Growth Rate 4 . 00% 4 . 00 % Weighted Average Cost of Capital 16 . 00% 14 . 00 % Concluded Enterprise Value 炢 255 , 00 0 炢 305 , 00 0 Implied Value Per Share (USD) $2 . 7 0 $3 . 3 8 Implied Valuation Multiples EV / LTM EBITDA ɜ 57 , 66 4 4 . 4 x 5.3x EV / 2020 EBITDA ɜ 52 , 79 0 4 . 8 x 5.8x EV / 2021 EBITDA ɜ 58,424 4.4x 5.2x (1) Working capital change in 2020 reflects normalized level. EV / 2022 EBITDA ɜ 61,220 4.2x 5.0x (2) Prior to application of 10% dividend withholding tax, which is calculated based on levered cash flows and discounted separately at the cost of equity derived in the EV / LTM EBIT ɜ 45,902 5.6x 6.6x WACC calculation and included in the concluded enterprise value range. EV / 2020 EBIT ɜ 40,322 6.3x 7.6x EV / 2021 EBIT ɜ 42,518 6.0x 7.2x EV / 2022 EBIT ɜ 43,897 5.8x 6.9x Note: Balance sheet data and LTM as of May 31, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non - recurring EV / LTM Revenue ɜ 261,877 0.97x 1.16x income and expenses. 15

Valuation Analysis Selected Public Companies / M&A Transactions Analysis Methodology 16 Selected Public Companies Analysis • Duff & Phelps selected seventeen publicly traded companies that were deemed relevant to its analysis. • Duff & Phelps analyzed the financial performance of each of the publicly traded companies . Duff & Phelps then analyzed the selected public companies’ trading multiples, including enterprise value to revenue, EBITDA and EBIT . Selected M&A Transactions Analysis • Duff & Phelps also selected merger and acquisition transactions involving target companies that were deemed relevant to its analysis . Duff & Phelps computed the LTM revenue, EBITDA and EBIT for each of the target companies (where publicly disclosed) . Duff & Phelps then calculated the implied valuation multiples for each transaction . Duff & Phelps analyzed a number of factors in comparing the Company to the selected public companies and the targets in the selected M&A transactions, including historical and forecasted growth in revenue and profits, profit margins and other characteristics that we deemed relevant. Duff & Phelps selected multiples that reflect the Company’s size, growth outlook, capital requirements, profit margins, revenue mix, and other characteristics relative to the group. None of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction . Duff & Phelps does not have access to non - public information of any of the companies used for comparative purposes . Accordingly, a complete valuation analysis of the Company and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company . Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations .

Note: The Company's financial performance metrics presented are adjusted to exclude public company costs and non - recurring income and expenses. YTD = Year to Date LTM = Latest Twelve Months CAGR = Compounded Annual Growth Rate EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization EBIT = Earnings Before Interest and Taxes Source: Capital IQ, Bloomberg, company filings, press releases COMPANY INFORMATION REVENUE GROWTH EBITDA GROWTH EBITDA MARGIN Company Name 3 - YR CAGR YTD 2020 2021 2022 3 - YR CAGR YTD 2020 2021 2022 3 - YR AVG LTM 2020 2021 2022 Global Water Treatment Companies Xylem Inc. 4.4% - 11.6% - 9 . 7% 6 . 8% 5 . 5% 5.3% - 34.4% - 28.1% 23.7% 12 . 0% 18.7% 16.9% 15 . 1% 17.5% 18 . 6 % Pentair plc 2.1 - 4.4 - 4.8 5.6 5.5 5.0 - 5.7 - 7.6 14.2 8.2 17.9 17.7 17.3 18.7 19.2 Evoqua Water Technologies Corp. 8.3 1.3 - 5.8 7.3 4.9 10.8 10.0 - 9.6 13.5 9.9 15.5 15.7 14.5 15.3 16.0 Kurita Water Industries Ltd. 7.3 - 5.2 - 0.8 6.7 3.2 7.2 - 21.9 - 12.9 9.4 6.5 16.4 15.5 16.9 17.3 17.9 KSB SE & Co. KGaA 3.4 - 8.1 - 11.6 9.2 6.0 11.6 - 27.9 - 23.8 50.0 18.9 6.7 6.7 6.3 8.7 9.7 METAWATER Co., Ltd. 4.8 - 4.5 4.2 3.3 2.9 7.8 NM 9.9 9.6 6.9 7.5 6.8 8.0 8.5 8.9 Organo Corporation 6.0 - 2.8 3.0 2.7 0.7 30.2 - 62.6 - 7.6 - 21.8 16.5 8.5 10.5 10.9 8.3 9.6 Tsukishima Kikai Co., Ltd. 12.8 - 15.9 - 5.6 4.1 - 1.2 25.0 NM - 12.7 12.6 9.9 9.7 8.9 9.0 9.7 10.8 Tsurumi Manufacturing Co., Ltd. 5.3 1.5 NA NA NA 6.5 - 10.4 NA NA NA 12.9 12.7 NA NA NA Nomura Micro Science Co., Ltd. 8.6 11.4 8.9 9.9 8.0 26.8 NM 4.9 17.5 NA 7.3 10.6 7.0 7.5 NA Ion Exchange (India) Limited 13.6 - 19.3 NA NA NA 21.1 - 6.7 NA NA NA 8.6 9.5 NA NA NA Group Median 6.0% - 4 . 5% - 4 . 8% 6 . 7% 4 . 9% 10.8% - 16.2% - 9 . 6% 13 . 5% 9 . 9% 9.7% 10.6% 10 . 9% 9 . 7% 13 . 4 % China Water Treatment Companies Beijing Enterprises Water Group Limited 17.6% - 2 . 9% 0 . 8% 6 . 7% 9 . 8% 18.9% - 8 . 1% 10.4% 8 . 0% 8 . 7% 30.0% 30.3% 34 . 1% 34.5% 34 . 2 % Yunnan Water Investment Co., Limited 31.6 - 1.8 NA NA NA 32.0 - 20.9 NA NA NA 29.4 28.9 NA NA NA China Everbright Water Limited 30.6 - 14.7 9.8 9.8 1.3 25.1 - 1.8 11.8 12.3 6.6 30.9 31.5 30.2 30.9 32.5 Kunming Dianchi Water Treatment Co., Ltd. 26.1 11.6 5.6 5.1 5.7 11.6 14.1 27.0 6.2 7.8 46.0 42.7 50.3 50.8 51.8 Luzhou Xinglu Water (Group) Co., Ltd. 34.0 13.7 NA NA NA 17.4 28.7 NA NA NA 21.5 20.4 NA NA NA China Water Industry Group Limited 29.3 4.6 NA NA NA 38.7 0.9 NA NA NA 33.0 33.8 NA NA NA Group Median 29.9% 1 . 4% 5 . 6% 6 . 7% 5 . 7% 22.0% - 0 . 4% 11 . 8% 8 . 0% 7 . 8% 30.5% 30.9% 34 . 1% 34 . 5% 34 . 2 % Aggregate Mean 14.5% - 2 . 8% - 0 . 5% 6 . 4% 4 . 4% 17.7% - 10.5% - 3 . 2% 12 . 9% 10 . 2% 18.9% 18.8% 18 . 3% 19 . 0% 20 . 8 % Aggregate Median 8.6% - 2 . 9% 0 . 0% 6 . 7% 5 . 2% 17.4% - 7 . 4% - 7 . 6% 12 . 5% 8 . 7% 16.4% 15.7% 14 . 8% 16 . 3% 17 . 9 % Newater Technology, Inc. 47.1% 5 . 1% 10 . 1% 8 . 8% 7 . 6% 40.8% NM - 14.6% 10 . 7% 4 . 8% 20.9% 22.0% 18 . 5% 18 . 8% 18 . 3 % Valuation Analysis 17 Selected Public Companies Analysis – Financial Metrics Selected Public Companies Analysis

LTM = Latest Twelve Months Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non - Controlling Interest) - (Cash & Equivalents) - (Net Non - Operating Assets) EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization EBIT = Earnings Before Interest and Taxes Source: Capital IQ, Bloomberg, company filings, press releases ($ in millions, except per share data) COMPANY INFORMATION ENTERPRISE VALUE AS A MULTIPLE OF Company Name S t o c k P r i c e % o f 52 - E qu i t y E n t e r p r i s e on 9/25/20 Wk High Value Value LTM EB I T D A 2020 2021 2022 LTM EB I T D A EB I T D A EB I T D A EB I T 202 0 EBIT 202 1 EBIT 202 2 EBIT LTM R e v enu e Global Water Treatment Companies Xylem Inc. $83 . 0 6 93.2 $14 , 94 7 $16 , 74 3 20 . 0 x 23.4x 18 . 9 x 16 . 9 x 28.8x 36 . 1 x 26 . 9 x 23 . 3 x 3 . 38 x Pentair plc 44 . 9 6 95.1 7 , 45 9 8 , 43 1 16 . 5 17.3 15 . 1 14 . 0 19.4 19 . 0 17 . 0 15 . 8 2 . 9 2 Evoqua Water Technologies Corp. 19 . 6 2 78.1 2 , 29 9 3 , 18 0 13 . 9 15.9 14 . 0 12 . 8 26.0 32 . 2 27 . 0 23 . 9 2 . 1 8 Kurita Water Industries Ltd. 33 . 5 1 99.2 3 , 76 3 3 , 29 3 8 . 6 7.9 7 . 2 6 . 8 16.7 13 . 6 12 . 2 NA 1 . 3 3 KSB SE & Co. KGaA 334 . 6 1 90.0 586 804 4 . 5 5.2 3 . 4 2 . 9 9.8 13 . 8 6 . 0 4 . 6 0 . 3 0 METAWATER Co., Ltd. 43 . 4 0 89.6 943 594 7 . 3 6.1 5 . 5 5 . 2 8.5 6 . 9 6 . 2 5 . 8 0 . 4 9 Organo Corporation 52 . 9 2 72.8 606 626 6 . 6 6.0 7 . 7 6 . 6 7.5 6 . 6 8 . 9 7 . 5 0 . 6 9 Tsukishima Kikai Co., Ltd. 12 . 3 9 73.5 537 463 5 . 6 5.6 5 . 0 4 . 5 7.0 NA NA NA 0 . 5 0 Tsurumi Manufacturing Co., Ltd. 17 . 2 8 83.7 433 169 3 . 1 NA NA NA 3.5 NA NA NA 0 . 3 9 Nomura Micro Science Co., Ltd. 17 . 3 1 81.4 159 139 6 . 4 9.0 7 . 7 NA 7.0 10 . 3 8 . 6 NA 0 . 6 8 Ion Exchange (India) Limited 9 . 4 6 68.2 112 79 4 . 3 NA NA NA 5.2 NA NA NA 0 . 4 1 Group Median 6 . 6 x 7.9x 7 . 7 x 6 . 7 x 8.5x 13 . 7 x 10 . 6 x 11 . 7 x 0 . 68 x China Water Treatment Companies Beijing Enterprises Water Group Limited $0 . 3 9 71.4 $3 , 87 9 $10 , 87 4 10 . 0 x 8.7x 8 . 0 x 7 . 4 x 10.7x 9 . 7 x 8 . 8 x 8 . 2 x 3 . 03 x Yunnan Water Investment Co., Limited 0 . 1 3 54.1 154 2 , 48 0 9 . 0 NA NA NA 12.4 NA NA NA 2 . 6 0 China Everbright Water Limited 0 . 1 6 62.0 457 1 , 57 2 7 . 5 6.6 5 . 9 5 . 5 7.9 7 . 0 6 . 2 5 . 8 2 . 3 5 Kunming Dianchi Water Treatment Co., Ltd. 0 . 2 3 75.5 238 703 5 . 9 4.9 4 . 6 4 . 3 8.3 6 . 6 6 . 2 5 . 7 2 . 5 0 Luzhou Xinglu Water (Group) Co., Ltd. 0 . 1 6 90.5 138 407 6 . 5 NA NA NA 9.8 NA NA NA 1 . 3 3 China Water Industry Group Limited 0 . 0 4 48.4 61 290 5 . 5 NA NA NA 8.8 NA NA NA 1 . 8 5 Group Median 7 . 0 x 6.6x 5 . 9 x 5 . 5 x 9.3x 7 . 0 x 6 . 2 x 5 . 8 x 2 . 43 x Aggregate Mean 8 . 3 x 9.7x 8 . 6 x 7 . 9 x 11.6x 14 . 7 x 12 . 2 x 11 . 2 x 1 . 58 x Aggregate Median 6 . 6 x 7.3x 7 . 4 x 6 . 6 x 8.8x 10 . 3 x 8 . 8 x 7 . 5 x 1 . 33 x MARKET DATA Valuation Analysis 18 Selected Public Companies Analysis – Valuation Multiples Selected Public Companies Analysis

Valuation Analysis Selected M&A Transactions Analysis Selected M&A Transactions Analysis - China Water Treatment Companies ($ in millions) Announced Target Name Target Business Description Acquirer Name 4/23/2020 Beijing Innogreen Technology Co., Ltd. Offers single water softening unit, reverse osmosis (RO), brackish water RO and other water treatment equipment. Beijing Gerrytone Environ Ltd 11/6/2019 Shandong Shifang Environmental Protection& Bio - Energy Co., Ltd. Provides urban and rural organic waste treatment, kitchen services. Sichuan Jinyu Automobile City (Group) Co., Ltd. waste disposal, biogas purification, and wastewater treatment (nka:BECE Legend Grou Enterprise Value LTM Revenue LTM EBITDA LTM EBIT EBITDA Margin EV / Revenue EV / EBITDA EV / EBIT mental Technology Co., $16 $27 NA NA NA 0.60x NA NA p Co., Ltd.) $77 $30 $14 $9 45.9% 2.52x 5.5x 8.5x 12/10/2017 Jiangsu Jinshan Environmental Protection Technology Co., Ltd Provides wastewater treatment equipment and services. Jiangsu Jinshan Environmental Protection Engineering Group Co., Ltd. $289 $124 $44 $42 35.8% 2 . 34 x 6 . 5 x 6 . 9 x 9/29/2016 Gansu Golden Bridge Group Offers surface water purification, waste water recycling, and Co.,Ltd. engineering design and consulting services for water treatment equipment installation. Tianjin MOTIMO Membrane Technology Co.,Ltd $55 $23 $5 $5 21.8% 2 . 37 x 10 . 9 x 11 . 2 x 11/1/2015 Beijing TDR Enviro - Tech Co., Researches, develops, and provides equipment and Ltd. technology for wastewater treatment. Shanghai Luran Investment Management Co., Ltd.; Shanghai Jianxin Investment Co., Ltd.; Shanghai Fuji Investment Co., Ltd $103 $47 NA NA NA 2 . 17 x NA NA Mean M e d i a n 2 . 00 x 2 . 34 x 7 . 6 x 6 . 5 x 8 . 8 x 8 . 5 x Source: Capital IQ, Bloomberg, company filings, press releases 19

Valuation Analysis Selected M&A Transactions Analysis A nnoun ce d T a r g e t N a m e T a r g e t B u s in es s D esc r ip t io n A c qui r e r N a m e E n t er p r i s e Value LTM Revenue LTM EBITDA LTM EBIT EBITDA Margin EV / Revenue EV / EBITDA E V / EBIT 8/1/2019 First Sales, LLC Manufactures water treatment and filtration equipment for Franklin Electric Co., Inc. $16 $14 NA NA NA 1.11x NA NA residential, commercial, and industrial applications. Selected M&A Transactions Analysis - Global Water Treatment Companies ($ in millions) 2 / 8 / 201 9 U.S. Water Services, Inc. Manufactures and supplies chemicals and other purification systems for water management and treatment. Kurita Water Industries Ltd. $270 $172 NA NA NA 1 . 57 x NA NA 3 / 8 / 201 7 GE Osmonics, Inc. (nka:SUEZ Water Technologies & Solutions) Designs, manufactures, and markets equipment used in the filtration, separation, and processing of fluids. Caisse de dépôt et placement du Québec; Suez SA $3,375 $2,102 $337 NA 16 . 1% 1 . 61 x 10 . 0 x NA 7/13/2016 Ovivo Inc. Provides cooling water treatment as well as membranes for energy, municipal, and electronics markets. SKion Water International GmbH $138 $258 $12 $8 4 . 7% 0 . 54 x 11 . 4 x 17 . 5 x 6/17/2016 Hydro International plc (nka:Hydro International Limited) Engages in the research, development, design, and supply of products and systems for storm - water management and the treatment of wastewater. Hanover Investors Management LLP; Hanover Active Equity Fund LP $37 $54 $4 $3 7 . 3% 0 . 68 x 9 . 3 x 11 . 7 x 3 / 4 / 201 6 Fomento de Construcciones y Contratas, S.A. Offers services related with urban sanitation, the treatment of industrial waste, and waste recycling. Control Empresarial de Capitales, S.A. de C.V. $7,914 $7,041 $1,026 $543 14 . 6% 1 . 12 x 7 . 7 x 14 . 6 x 2/16/2016 Aerex Industries Inc. Offers welded stainless steel tubing and piping systems for various water applications, including water extraction and treatment, water purification, and potable water supplies and distribution. Consolidated Water U.S. Holdings, Inc. $13 $19 $4 $4 21 . 9% 0 . 66 x 3 . 0 x 3 . 1 x 2 / 6 / 201 6 Bilfinger Water Technologies GmbH Provides water purification and environmental protection service for industrial and real estate companies mertus 243.GmbH $228 $334 NA NA NA 0 . 68 x NA NA Mean Median 1.00x 0.90x 8.3x 9.3x 11.7x 13.1x Aggregate Mean 1 . 38 x 8.0x 10.5x Aggregate Median 1 . 12 x 8.5x 11.2x Source: Capital IQ, Bloomberg, company filings, press releases 20

Valuation Analysis Selected Public Companies / M&A Transactions Analysis Summary Note: LTM as of May 31, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non - recurring income and expenses. Selected Public Companies / M&A Transactions Analysis Summary (RMB in thousands) Enterprise Valuation Multiples Valuation Summary Metric Public Companies Aggregate Public Companies EV > $1 Billion Public Companies EV < $1 Billion Range Median Range Median Range Median M&A T r an s a c t ion s Median Company P e r f o r m an ce Enterprise Value Range Selected Multiple Range EV / LTM EBITDA 3.1x - 20.0x 6.6x EV / 2020 EBITDA 4.9x - 23.4x 7.3x 7.5x - 20.0x 10.0x 6.6x - 23.4x 12.3x 3.1x - 7.3x 5.8x 4.9x - 9.0x 5.8x 8.5x NA 4.50x - 5.50x 5.00x - 6.00x Concluded Enterprise Implied Value Per Sha ɜ 57,664 ɜ 52,790 Value re (USD) ɜ 259,487 - ɜ 317,151 ɜ 263,949 - ɜ 316,739 炢 262,000 - 炢 317,000 $2.80 - $3.55 Implied Multiples EV / 2021 EBITDA 3 . 4 x - 18.9x 7.4x 5.9x - 18.9x 11.0x 3 . 4 x - 7.7x 5.2x NA ɜ 58,424 4.5x - 5.4x EV / 2022 EBITDA 2 . 9 x - 16.9x 6.6x 5.5x - 16.9x 10.1x 2 . 9 x - 6.6x 4.5x NA ɜ 61,220 4.3x - 5.2x EV / LTM EBIT 3 . 5 x - 28.8x 8.8x 7.9x - 28.8x 16.7x 3 . 5 x - 9.8x 7.9x 11 . 2 x ɜ 45,902 5.7x - 6.9x EV / 2020 EBIT 6 . 6 x - 36.1x 10.3x 7.0x - 36.1x 16.3x 6 . 6 x - 13.8x 6.9x NA ɜ 40,322 6.5x - 7.9x EV / 2021 EBIT 6 . 0 x - 27.0x 8.8x 6.2x - 27.0x 14.6x 6 . 0 x - 8.9x 6.2x NA ɜ 42,518 6.2x - 7.5x EV / 2022 EBIT 4 . 6 x - 23.9x 7.5x 5.8x - 23.9x 15.8x 4 . 6 x - 7.5x 5.8x NA ɜ 43,897 6.0x - 7.2x EV / LTM Revenue 0 . 30 x - 3.38x 1.33x 1.33x - 3.38x 2.60x 0 . 30 x - 2.50x 0.59x 1 . 12 x ɜ 261,877 1.00x - 1.21x 21